UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 24, 2007

ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

____________________________

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
300 Tower Parkway Lincolnshire, IL 60069		60069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 541-9500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02.—Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                As of November 24, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of ACCO Brands Corporation (the “Company”) completed certain actions with respect to the approval of an Executive Severance Plan (the “Plan”) in which executive officers of the Company will be entitled to participate.  The Plan, which will be administered by the Committee, is intended to provide severance benefits to the Company’s executive officers, as well as key employees approved by the Committee, who are terminated from employment on or after December 1, 2007.  The Plan is designed to facilitate the Company’s ability to attract and retain executives as the Company competes for talented employees in a marketplace where similar severance arrangements are commonly offered.

Eligibility

Generally, an executive will be eligible for severance amounts under the Plan in the event the executive’s employment with the Company is terminated without cause (as defined in the Plan) at any time (an “ordinary course termination”).  In addition, an executive will be eligible for severance amounts under the Plan if in connection with or within 24 months after a change in control (as defined in the Plan), the executive resigns for good reason (as defined in the Plan) or is terminated without cause (a “change-in-control termination”).  The payment of any severance that may be due to an executive officer is contingent upon the executive signing a separation letter and a release of claims that is provided by the Company to the executive within a time period specified in the Plan.

Severance Payment Amounts

                The amount of the severance that an executive will be entitled to receive upon a termination that qualifies under the Plan will depend on the executive’s tier level as determined by the Committee.  In addition, the severance benefits and amounts to which an executive may be entitled will differ depending on whether severance is payable in connection with an ordinary course termination or a change-in-control termination.  Any amounts payable under the Plan will be reduced by severance amounts then payable to an executive under any other agreement, plan, policy or arrangement applicable to the executive at the time of his or her termination.

The material elements of an executive’s severance benefit under the Plan, as applicable, are summarized as follows:

•
General severance amount—in an ordinary course termination, the general severance will range from an amount equal to 18 months of base salary plus 1 year of bonus to 24 months of base salary plus 2 years of bonus.  In a change-in-control termination, general severance will range from an amount equal to 2 times base salary plus 2 times bonus to 2.99 times base salary plus 2.99 times bonus.  The bonus portion of the general severance amount is based on the executive’s target bonus for the year in which he or she was terminated, or, in the event of a change-in-control termination, the bonus he or she would receive based on the Company’s most recent and available financial performance outlook, if greater.

•
Pro rata bonus—in the event of a change-in-control termination, a bonus based on the bonus amount as determined above, pro-rated by the number of days elapsed during the year through and including the executive’s termination date.

•
Additional retirement amounts for defined contribution plan participants—in the event of a change-in-control termination, if the executive is participating in the Company’s defined contribution retirement plan, an additional amount equal to the contributions the Company would have made to the executive under such plan (based on maximum matching contributions and greatest recent retirement contributions) over the period the change-in-control severance is calculated.

•
Additional retirement amounts for pension plan participants—in the event of a change-in-control termination, if the executive is participating in a Company defined benefit pension plan, an additional amount equal to the excess of (a) the aggregate amount of pension benefits the executive would have been entitled to as if he or she were fully vested under such plan and had accumulated additional years equal to the time period over which his or her severance is calculated, over (b) the aggregate amount of pension benefits to which the executive is entitled as of the date of the change in control.

•	Outplacement amounts—outplacement assistance for up to two years and up to $60,000 based on the executive’s tier level.

•
Healthcare benefits—continuation of medical, dental and vision coverage for so long as severance benefits are being received under the Plan or for the period on which severance benefits were calculated, subject to earlier termination should the executive accept employment with a new employer.

•	Vacation amounts—an amount equal to all unused and accrued vacation for the year of termination.

•
Federal excise tax gross-up amounts—if the sum of all payments or benefits received or to be received by the executive under the Plan and under all other plans, programs and arrangements of the Company is determined to constitute a “parachute payment,” as defined under Internal Revenue Code Section 280G and subject to the excise tax imposed under Code Section 4999, the Company will either reduce the amount of the parachute payment or, if the parachute payment exceeds a specified amount, pay the executive an amount sufficient to restore the executive to the after-tax position that he or she would have been in if the excise tax had not been imposed.

The tables set forth below detail the payout amounts under an ordinary course termination and a change-in-control termination for each tier under the terms of the Plan.  The tables do not include the healthcare, vacation or tax gross-up amounts that each executive is entitled to receive regardless of tier level or type of termination:

Severance Benefits Under the Plan upon a Qualifying Termination—Ordinary Course

Tier Level	Severance Amount	Pro Rata Bonus	Additional Retirement Amount (contribution plans)	Additional Retirement Amount (pension plans)	Outplacement Amount

Tier I	24 months of base salary plus 2 years of bonus	—	—	—	Up to $60,000

Tier II	21 months of base salary plus	—	—	—	Up to $30,000
1 year of bonus

Tier III	18 months of base salary plus 1 year of bonus	—	—	—	Up to $30,000

Severance Benefits Under the Plan upon a Qualifying Termination—Change in Control

Tier Level	Severance Amount	Pro Rata Bonus	Additional Retirement Amount (contribution plans)	Additional Retirement Amount (pension plans)	Outplacement Amounts

Tier I	2.99 times base salary plus 2.99 times bonus	Yes	Yes, if an active participant	Yes, if an active participant	Up to $60,000

Tier II	2.25 times base salary plus 2.25 times bonus	Yes	Yes, if an active participant	Yes, if an active participant	Up to $30,000

Tier III	2 times base salary plus 2 times bonus	Yes	Yes, if an active participant	Yes, if an active participant	Up to $30,000

In addition, the Plan provides that the Company will reimburse all reasonable costs and expenses, including legal fees, incurred by the executive in interpreting the Plan or enforcing his or her rights under the Plan (if successful in asserting such rights).

Currently, David D. Campbell, Chairman and Chief Executive Officer of the Company, would qualify as a Tier I executive.  Tier II executives currently consist of Neal V. Fenwick, Executive Vice President and Chief Financial Officer, and Dennis L. Chandler, Chief Operating Officer, Office Products Group.  All other executive officers would qualify as Tier III executives.  The implementation of the Plan will entitle the Company’s named executive officers to receive severance payments in amounts that are substantially similar to the amounts such officers are entitled to receive under the Company’s current executive severance plan, which effectively will be superceded by the Plan, or applicable change in control or other agreements, which will remain in effect, as described in the Company’s proxy statement for its 2007 annual meeting of stockholders.

Other Plan Provisions

The Plan contains provisions intended to ensure that the Plan complies with Section 409A of the Internal Revenue Code.  It may be amended or terminated at any time, except that any amendment or termination of the Plan’s provisions governing the payment of severance in connection with a change in control will not be effective until 24 months after notice of such amendment or termination is provided to the Company’s executive officers.

Attached as Exhibit 10.1 is a copy of the Plan, which is incorporated herein by reference.  The above description of the material provisions of the Plan is a summary and does not purport to be complete and is qualified in its entirety by reference to the Plan.

Section 8—Other Events

Item 8.01.  Other Events.

On November 26, 2007, the Company announced that it had retained BMO Capital Markets as its financial advisor to assist the Company in completing a strategic review of the Company’s Commercial Laminating Solutions business, including a possible sale of the business.  The Company’s press release issued in connection with this announcement is attached as Exhibit 99.1.

Section 9—Financial Statements and Exhibits

Item 9.01—Financial Statements and Exhibits.

(d) Exhibits

10.1    ACCO Brands Corporation Executive Severance Plan, effective December 1, 2007.

99.1    Press release, dated November 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO BRANDS CORPORATION (Registrant)

Date: November 29, 2007	By:	/s/Steven Rubin
Name: Steven Rubin
Title: Senior Vice President, Secretary and General Counsel

INDEX TO EXHIBITS

Exhibit

10.1	ACCO Brands Corporation Executive Severance Plan, effective December 1, 2007.
99.1	Press release, dated November 26, 2007